UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

          Pursuant to Section 13 or 15(d) of
          the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    December 24, 2014

TELOS CORPORATION
(Exact name of registrant as specified in charter)

Maryland	001-08443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 24, 2014 (the "Closing Date"), Telos Corporation (the "Company") entered into a Membership Interest Purchase Agreement (the "Purchase Agreement"), by and among the Company and Hoya ID Fund A, LLC (the "Buyer"), pursuant to which the Buyer acquired from the Company an additional ten percent (10%) membership interest in TELOS Identity Management Solutions, LLC ("TELOS ID") in exchange for five million dollars ($5,000,000.00) (the "Transaction"). In connection with the Transaction, the Company and the Buyer entered into the Second Amended and Restated Operating Agreement (the "Operating Agreement") governing the business, allocation of profits and losses and management of TELOS ID on the Closing Date. Under the Operating Agreement, TELOS ID is managed by a board of directors comprised of five (5) members (the "TELOS ID Board"). The Operating Agreement provides for two classes of membership units, Class A (the Company) and Class B (the Buyer). The Class A member (the Company) owns 50% of TELOS ID, is entitled to receive 50% of the profits of TELOS, and may appoint three (3) members of the TELOS ID Board. The Class B member (the Buyer) owns 50% of TELOS ID, is entitled to receive 50% of the profits of TELOS ID, and may appoint two (2) members of the TELOS ID Board. Notwithstanding the foregoing, the allocations of profits and losses and distributions (including any distributions that relate to the year ending December 31, 2014, that are paid in a subsequent year) from the Closing Date through and including December 31, 2014, will continue to be governed by the operating agreement of TELOS ID in effect prior to the Closing Date and allocated based on the percentages of ownership prior to the Closing Date.

Under the Operating Agreement, the Class A and Class B members each have certain options with regard to the ownership interests held by the other party including the following:

•
Upon the occurrence of a change in control of the Class A member (as defined in the Operating Agreement, a "Change in Control"), the Class A member has the option to purchase the entire membership interest of the Class B member.

•
Upon the occurrence of the following events: (i) the involuntary termination of John B. Wood as CEO and chairman of the Class A member; (ii) the bankruptcy of the Class A member; or (iii) unless the Class A member exercises its option to acquire the entire membership interest of the Class B member upon a Change in Control of the Class A member, the transfer or issuance of more than fifty-one percent (51%) of the outstanding voting securities of the Class A member to a third party, the Class B member has the option to purchase the membership interest of the Class A member; provided, however, that in the event that the Class B member exercises the foregoing option, the Class A Member may then choose to purchase the entire interest of the Class B member.

•
In the event that more than fifty percent (50%) of the ownership interests in the Class B member are transferred to persons or individuals (other than members of the immediate family of the initial owners of the Class B member) without the consent of TELOS ID, the Class A member has the option to purchase the entire membership interest of the Class B member.

•
The Class B member has the option to sell its interest to the Class A member at any time if there is not a letter of intent to sell TELOS ID, a binding contract to sell all of the assets or membership interests in TELOS ID, or a standstill for due diligence with respect to a sale of TELOS ID. Notwithstanding the foregoing, the Class A member will not be obligated to purchase the interest of the Class B member if that purchase would constitute a violation of the Loan Agreement (as defined below) or if a Default or Event of Default (as each is defined in the Loan Agreement) would occur immediately after giving effect to that purchase and the Agent (as defined below) refuses to consent to that purchase or to waive such violation, Default, or Event of Default.

If either the Class A member or the Class B member elects to sells its interest or buy the other member's interest upon the occurrence of any of the foregoing events, the purchase price for the interest will be based on an appraisal of TELOS ID prepared by a nationally recognized investment banker. If the Class A member fails to satisfy its obligation to purchase the interest of the Class B member under the Operating Agreement, the Class B member may require TELOS ID to initiate a sales process for the purpose of seeking an offer from a third party to purchase TELOS ID that maximizes the value of TELOS ID. The TELOS ID Board must accept any offer from a bona fide third party to purchase TELOS ID if that offer is approved by the Class B member, unless the purchase of TELOS ID would violate the terms of the Loan Agreement or result in the occurrence of a Default or Event of Default and the Agent does not consent to that purchase or waive the violation, Default, or Event of Default.

In connection with the Transaction, the Company, XACTA Corporation, UBIQUITY.COM, Inc., Teloworks, Inc. and Wells Fargo Capital Finance, LLC ("Agent"), as agent for certain lenders (the "Lenders") and as a Lender under the Second Amended and Restated Loan and Security Agreement ("Loan Agreement"), entered into the Consent and Ninth Amendment to Second Amended and Restated Loan and Security Agreement (the "Consent") on the Closing Date. Under the Consent, the Agent and the Lenders consented to the consummation of the Transaction and the release of the lien in favor of the Agent on the transferred membership interest; provided that $1,000,000 of the proceeds of the Transaction be applied to the term loan under the Loan Agreement. The parties further agreed to certain amendments to the Loan Agreement.

The Purchase Agreement is attached hereto as Exhibit 99.1, the Operating Agreement is attached hereto as Exhibit 99.2 and the Consent is attached hereto as Exhibit 99.3. Each exhibit is incorporated herein in its entirety by reference. The foregoing descriptions of the Purchase Agreement, the Operating Agreement and the Consent do not purport to be complete and are qualified in their entirety by reference to the full text of each document.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Membership Interest Purchase Agreement, dated as of December 24, 2014, by and among Telos Corporation and Hoya ID Fund A, LLC
99.2	Second Amended and Restated Operating Agreement of Telos Identity Management Solutions, LLC, dated December 24, 2014
99.3
Consent and Ninth Amendment to Second Amended and Restated Loan and Security Agreement, by and among Telos Corporation, XACTA Corporation, UBIQUITY.COM, Inc., Teloworks, Inc. and Wells Fargo Capital Finance, LLC, dated December 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 31, 2014

TELOS CORPORATION
/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer